EXHIBIT 10.2.3                    JOINT ACTIVITY

                                    AGREEMENT

City  of  Tomsk,  Russia                                           July  7, 2006

CIGMA METALS CORPORATION, a corporation, listed on the stock exchange in the USA (hereunder CIGMA), represented by its President Mr. Lars Pearl, from one side, and

SCIENCE-INDUSTRIAL CORPORATION <<GEOSPHERA>> LTD, registered in Russia (hereunder GEOS), represented by its Director Ms. Pavlova Anastasia Evgenievna, acting pursuant to the Charter, on the other side,

hereinafter referred to as the Parties, agreed to enter into a new Agreement as follows:

                           1. SUBJECT OF THE AGREEMENT

1.1. Subject to the terms and conditions of this Agreement, the Parties shall combine their capital investment and shall pursue joint activity without establishing a legal entity.

1.2. The joint activity shall be carried as a simple partnership in accordance with Chapter 55 of the Part 2 of the Civil Code of the Russian Civil Code and other Russian regulations, applicable to the Joint Activity on the territory of Russian Federation.

1.3. The purpose of the Joint Activity shall be the completion by the Parties of the geological exploration works on the Tugoyakovka license area (further <<the Area>>) to find and develop one or more gold deposits.

1.4. For the accomplishment of such common purpose the Parties shall pursue the following objectives:

          1.4.1. Financing the exploration work on the Area from the funds to be provided by CIGMA.

          1.4.2.    Establishing  a  new  company  in  the  Russian  Federation.

          1.4.3. Transfer of the license for the Tugoyakovka area from GEOS to the new company.

          1.4.4.    CIGMA  shall  become one of the founders of the new company.

          1.4.5. CIGMA shall invest the new company for further completion of the geological exploration works on the Area.


                         2. CONTRIBUTIONS BY THE PARTIES

2.1. The contributions to the Joint Activity shall have a monetary valuation based on a joint determination of the Parties. The value of any contribution shall be agreed and confirmed by each of the Parties.

2.2.      Contributions  by  the  Parties:

          2.2.1. CIGMA's contribution shall be in cash funds in the amount of US$126,440 (one hundred twenty six thousand four hundred forty) to be provided over the year of 2005. This contribution shall be the initial investment into the Joint activity of the Parties.
          2.2.2. GEOS's contribution shall be the license for the Tugoyakovka area (TOM No 00831BP, given by <<Tomsknedra>> on December 1, 2004) and all geological information on this subsoil area, which is owned by GEOS, as well as professional knowledge, skills and business contracts. For the purposes of this Agreement such contribution by GEOS shall be valued by the Parties at US$100,000 (one hundred thousand).

2.3. The Parties agree unanimously that the distribution of shares in the Joint Activity shall be as follows: GEOS - 20%, CIGMA - 80%.

2.4. After making the initial contribution CIGMA shall make additional contributions. The sum of the additional contribution must be established annually by the Council of Parties according to point 9 of this Agreement in the form of the Budget for the next financial year signed by the Parties.

2.5. The sum of the additional contribution of CIGMA for 2006 shall be US$600,400 (sixty hundred thousand forty hundred).

2.6. After contributing by CIGMA the whole sum of the additional contribution the share holding of the Parties into the Joint activity shall remain without any change.


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               3. OBLIGATIONS OF THE PARTIES AND MUTUAL WARRANTIES

3.1. GEOS on the terms, which are most favorable for the Joint Activity, and subject to the requirements of the license agreement and investment program, shall :

          3.1.1. Provide drilling, field, office and laboratory work in respect of the Area consistent with the requirements of the license agreement and funding approved by the Parties in Budgets.

          3.1.2. Comply with the environmental and engineering requirements, as well as applicable laws and statutory legal acts of the Russian Federation and Tomsk Region.

          3.1.3. Ensure timely payments to the appropriate authorities in respect of all charges and taxes, payable under the GEOS license.

          3.1.4. Liaise with the local and regional authorities, companies, organizations, land owners with the purpose of obtaining all requisite information, approvals, permits and land access rights for the Joint Activity operations.

          3.1.5. Provide to CIGMA the geological and other information with respect to the completed work.

3.2.      CIGMA  shall:

          3.2.1. Finance the work according to this Agreement and the Budget approved by the Parties. The financing shall be made by advancing in the amount necessary for conducting of works on the Area, once in two months for fulfilling by GEOS its obligations on the license agreement.

          3.2.2. Subject to approved changes in the Budget, provide additional funding in case, stipulated herein, which the Parties could not foresee on the date of the Agreement.

3.3.      Each  Party  provides  to  the  other  Party the following warranties:

          3.3.1. The Parties are legal entities, duly incorporated and existing in accordance with the laws of the country of their incorporation.

          3.3.2. The person, executing this Agreement, has full powers to do that, and, if executed, the Agreement constitutes valid and binding obligation of each of the Parties from the moment of its execution.

          3.3.3. The Parties are not involved in any administrative, court or other proceedings that may adversely affect the ability of the each of the Parties to perform its obligations hereunder or to impede the Joint Activity operations as contemplated hereunder.

3.4.      Each  of  the  Parties  shall:

          3.4.1.    Comply  with and properly perform its obligations hereunder.

          3.4.2. Not do or cause to do any acts that may result in full or partial revision, revocation, non-issuance or refusal to issue the license to the new company.

          3.4.3. Conduct its business with the other Party in fair and honest way.


                  4. CONDUCT OF COMMON BUSINESS OF THE PARTIES

4.1. The Parties hereby appoint GEOS as Manager responsible for the general conduct of the Joint Activity.

4.2.      Rights  and  obligations  of  the  Manager:

          4.2.1. Manager directs and controls the prospecting and exploration geological work in accordance with the approved Budget.

          4.2.2. Manager is obliged to maintain accounting and provide separate records of operations on this Agreement.

          4.2.3. Manager shall hire and discharge personnel, consultants and contractors for the purpose of accomplishing the objectives of the Joint Activity.


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          4.2.4.    Manager  shall  have  to  provide  the  Parties  with  the information, regarding the Joint Activity, as required by them.

          4.2.5. Manager has a right to carryout any other activity to the extent reasonably required for the performance of this Agreement.

4.3. In conducting the common business the Manager shall be entitled to the reimbursement of the expenses incurred by it for such purposes.

4.4. For payments with respect to the operations under the Agreement the Parties shall use GEOS' hard currency and current bank accounts.


                         5. ESTABLISHMENT OF  NEW - MPANY

5.1. The joint activity is not the final structure for conducting and financing of geological exploration work on the Area, and in the future the Parties intend to restructure the Joint Activity by setting up a new legal entity.

5.2. If the conditions of financing by CIGMA according to this Agreement and Budget for 2006 shall be fulfilled and when the sum of the initial and additional contributions by CIGMA into the Joint activity shall consist of US$700,000 (seven hundred thousand), GEOS shall within reasonable time incorporate in accordance with the Russian law a subsidiary legal person (limited liability company) with a minimum required charter capital and register the same with the Tomsk Region tax authorities.

5.3. Following the formation and incorporation of the new company GEOS shall submit the application for the transfer of the Area license to such company.

5.4. GEOS shall control such company, which shall assume the obligations under such license.

5.5. The Parties shall transfer to new company all of its rights for and interests in the existing license, all of the geological information relating to the exploration work and associated with this Area.

5.6. If by any reasons the license shall not be transferred to the new company during 2006-2007, the Parties shall continue their joint activity on providing the geological exploration works at the Area with taking into account the arrangements made in this Agreement, if another agreements shall be not made by the Parties.


         6. NEW COMPANY FINANCING AND CHARTER CAPITAL DISTRIBUTION PLAN

6.1. After creating the new company and transfer of the license for the Area to it, GEOS shall admit CIGMA as a founder of this new company by selling a portion of its share in the Charter Capital of this new company in amount of 80% (eighty per cent).

6.2. The value of sales of the above-mentioned share shall be established by the Parties in the sum of US$100,000 (one hundred thousand). The payment can by made by CIGMA either at a time or in parts. After CIGMA shall complete the payment of US$100,000, GEOS shall be obligated to make changes in the foundation agreements of the new company, connected with redistribution of the Charter Capital and joining of a new partner and to register them in the established order.

6.3. Subject to the Parties' performance under points 6.1 and 6.2, -IGMA commits to finance the new joint venture for providing geological exploration works at the Area till the end of the term of license in the sum not less than US$3,000,000.

6.4. The sum of financing of geological exploration works for 2007 shall be established by the Parties in amount of US$1,500,000.

6.5. If the financing in the mentioned volume shall be not provided in full during 2007 and it shall be between US$800,000 to US$1,499,000, -IGMA shall transfer to GEOS 10 % of its ownership interests in the new company, so that the distribution of ownership interests be as follows:

          GEOS - 30% (thirty per cent) of the Charter Capital of the new venture;
          CIGMA - 70 % (seventy per cent) of the Charter Capital of the new venture.

6.6. If the financing provided by CIGMA during 2007 shall be between US$350,000 to US$799,000, CIGMA shall transfer to GEOS 20% of its ownership interests in the new company, so that the distribution of the ownership interests be as follows:

          GEOS - 40% (forty per cent) of the Charter Capital of the new venture;


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          CIGMA  -60%  (sixty  per  cent)  of  the  Charter  Capital  of the new venture.

6.7. If the financing provided by CIGMA during 2007 is between US$200,000 to US$350,000, -IG shall transfer to GEOS 31% of its ownership interests in the new company, so that the distribution of ownership interests be as follows:

          GEOS - 51% (fifty one per cent) of the Charter Capital of the new venture;

          CIGMA - 49 % (forty nine per cent) of the Charter Capital of the new venture.

6.8. If the financing of works provided by CIGMA shall be fully fulfilled during 2007, the Parties shall jointly develop the subsequent scheme for fulfilling the works on the Area and making contributions into the new company with taking into account point 6.3. The share of GEOS in the Charter Capital of the new company shall be not less than 20%.

6.9. In the event financing provided by CIGMA is irregular or insufficient, resulting in delay in completion of the work, required to be completed under the license agreement, the work program and/or approved annual Budget, the Parties shall mutually agree on the further financing scheme for the project, including by way of attracting exterior investments and/or a third party for such purposes.

6.10. If the third party financing is approved under point 6.9, such third equity participation could be considered through reduction of CIGMA's ownership interests.

6.11. If no financing is provided by CIGMA during 2007 or it shall be less than US$200,000, -IG shall assign to GEOS 100 % equity interest in the new venture and withdraw from it as a member. In that case CIGMA shall have no right for compensation of earlier transferred to the new venture monetary funds.

                                 7. FORCE MAJEUR

7.1. Neither of the Parties shall be liable before the other Party for not fulfilling or for a delay in fulfilling any obligation as provided in the present Agreement if the said non-fulfillment or delay is caused by a force-majeur situation. The Parties to the Agreement recognize the following as force-majeur events without limitations: flood, fire, earthquake, hurricane, explosion, epidemic or other similar occurrence, as well as revolts, political disturbances, uprisings or military action between or within countries in which the present Agreement is to be fulfilled.

7.2. Neither of the Parties shall be liable before the other Party for not fulfilling or for a delay in fulfilling any obligation as provided in the present Agreement if the said non-fulfillment or delay is caused by the action (or inaction) of government authorities, by the acceptance of legal acts by government authorities that make the fulfillment of the present Agreement impossible, or by any other reason that is beyond the reasonable control of the Party in the said situation. However, the non-fulfillment or a delay in fulfilling its obligations by the Parties if the said non-fulfillment or delay is partially or completely caused or created by the Parties themselves.

7.3. The Party affected by a force-majeur event shall inform the other Party by any means possible of the beginning and end of the said events and of the conditions interfering with the timely performance of its obligations as provided in the present Agreement. The Party that is not able to fulfill its obligations as a result of such events must make all efforts to resume the performance of its obligations in the shortest time possible.

                         8. TERMINATION OF THE AGREEMENT

8.1. The present Agreement and the Joint activity governed thereby shall act from the moment of its signing till the end of the term of acting of the license on the Area, if another term shall not be established by an agreement of the Parties.

8.2. The Agreement can be terminated ahead of time only by the mutual agreement of the Parties or in the case foreseen in point 8.3 of the present Agreement.

8.3. The Agreement shall be terminated in the case of non-fulfillment by CIGMA its obligations on paying up of a contribution according to point 2.5 of the present Agreement without any additional agreement, if another agreement shall not be established by the Parties.

8.4. If the present Agreement is terminated, the Parties must follow the guidelines below:

          8.4.1. The License not transferred to the new company remain the property of that Party, to which the same was issued.

          8.4.2. Any monetary funds, contributed by CIGMA as payments, shall not be reimbursable.


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          8.4.3     Any geological information obtained through the use of CIGMA provided funding shall be the joint property of CIGMA and GEOS. The intellectual property which is containing in this geological information belongs to the owner of the license.

                             9. BOARD OF THE PARTIES

9.1. All the decisions of fundamental importance, related to conduct of the Joint Activity, shall be taken jointly by Parties.

9.2. The Board meetings shall be held in December to approve the Annual Budget and in April to approve the scope of planned field work, as well as on as-needed basis. The Parties may meet or conduct the meeting of the Board of Parties via telephone, E-mail or any other connection available. The Board shall be deemed to have a quorum only if both representatives of the Parties are present.

9.3. The following matters shall, without limitation, constitute the exclusive authority of Board of the Parties:

          a)   principal  directions,  goals  and  objectives  of  the  Joint
               Activity;

          b)   approval  of  the  Joint  Activity  Budgets;

          c) provision and valuation of the contributions to and distribution of interests in the Joint Activity;

          d)   approval  of  the  Joint  Activity  structure;

          e)   other matters  relating  to  the  conduct  of the Joint Activity.

9.4. Decisions will be taken by voting of the Parties on the Board of Parties. Each Party will have one vote per each percent of the ownership interest. Decision on approval or disapproval of issues, referable by Board of Parties, will be taken by simple majority from the general number of votes belonging to all the Parties present at the corresponding Board.

9.5. Decision on the matters, enumerated in items a) through d) of this point 9.3. shall be approved by the Parties unanimously.

                                10. MISCELLANEOUS

10.1. If any provision of this Agreement is held invalid or illegal in any respect, this shall in no way affect the validity and legality of the remaining provisions.

10.2.     The  applicable  law  shall  be  the  law  of  the Russian Federation.

10.3. All the disputes and disagreements which can appear between the Parties on the questions of interpretation and fulfillment of the present Agreement, the Parties shall try to solve by the way of negotiations. Any dispute, disagreement or complaint which cannot be solved by peaceful way, must be solved in the court of justice of the region where the Area is situated - in the Arbitration tribunal of Tomsk Region.

10.4. Parties may not sell, transfer, mortgage or encumber their rights under the present Agreement or their interest in the jointly owned property without prior written consent of the other Party. The remaining Party shall have right of first refusal with respect to the transfer of ownership interest that shall be on the terms not less favorable than those of the third party offer.

10.5. The commission fees of banks must be taken into account in transferring by CIGMA necessary sums at the expense of GEOS and included into the total sum of monetary funds to be transferred.

10.6. The exchange of the signed counterparts of the agreement can be by facsimile or e-mail. The Agreement delivered to the other party via fax or e-mail has the legal force of the original if it is signed by duly authorized representatives of the Parties and acts before the Parties shall exchange the originals of the signed documents.

10.7. All correspondence and negotiations relating to this Agreement or Joint Activity shall be in Russian and English by way of telephone, e-mail or other available means of communication.

10.8. Any changes and additions to this Agreement shall be valid only if made in writing and signed by duly authorized representatives of the Parties.

10.9. The signing of the present Agreement by the Parties means the stoppage of action of the Agreement on joint activity signed by the Parties on June 17, 2005.


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10.10.    This  agreement  is  executed in 4 counterparts, each having juridical force:

     -  2  counterparts  in  Russian;
     -  2  counterparts  in  English.

In case of occurrence of disagreements in occasion of interpretation between agreements in Russian and English languages, advantage will have the agreement in Russian.


                  11. ADDRESSES AND SIGNATURES OF THE PARTIES:

SCIENCE-INDUSTRIAL  CORPORATION  <<GEOSPHERA>>  LTD.
Legal address: Russia, 649000 Republic of Altay, Gorno-Altajsk, 29 Choros-Gurkina str.
Bank Details: JP MORGAN CHASE BANK, NEW YORK
New York, USA SWIFT CODE: CHASUS33
account No 400 921 413 f/o GAZPROMBANK, SWIFT CODE: GAZPRUMM in favor of TOMSK BRANCH, SWIFT CODE: GAZPRUMM011 account 40702840900007002427 in favor of Science-industrial Corporation
<<Geosphera>>, Tomsk, Russia.


CIGMA METALS CORPORATION
Address: 1 Edith place, Coolum Beach, Queensland, Australia 4573.
Bank Details: Harris Bank International Corp. New York, N.Y., USA.
SWIFT: HATRUS33 for the account of: BMO - Bank of Montreal Vancouver Main Office 595 Burrard Street Vancouver, B.C. Canada V7X 1L7 for client's account: CIGMA METALS CORPORATION account number: 0004-4671-315.


       LARS PEARL                               ANASTASIA PAVLOVA
       PRESIDENT                                    DIRECTOR
CIGMA METALS CORPORATION        SCIENCE-INDUSTRIAL CORPORATION <<GEOSPHERA>> LTD

    /S/ "LARS PEARL"                         /S/ "ANASTASIA PAVLOVA"


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